Exhibit 99.1

For Immediate Release

CPG Posts Fourth Quarter Results

Friday, March 13, 2009

CPG International Inc. (CPG) a leading manufacturer of premium, low maintenance building products for residential, commercial, and industrial markets today announced fourth quarter 2008 financial results and an impairment of $40 million on goodwill and other intangibles. CPG’s products include AZEK Trim, AZEK Deck, AZEK Moulding, and AZEK Rail for residential housing markets and bathroom and locker systems sold under the brand names Comtec Industries, Hiny Hider and TuffTec, used in commercial building markets.

“The deterioration of the economic environment continues to have a severe negative impact on our end markets as reflected in our fourth quarter earnings.” said Eric Jungbluth, CPG’s President and Chief Executive Officer. “We are actively managing the business with an emphasis on liquidity in this environment and believe that actions we are taking today will position us well for long term growth across all of our product lines.”

Fourth Quarter Highlights

•

Fourth quarter sales were $44.9 million, down 24.7% from the fourth quarter 2007. The Composatron Acquisition and growth at Scranton Products Commercial business only partially offset the effects of a declining housing market and softness in our industrial markets.

•

Gross margin declined to 11.0% from 26.0% in the fourth quarter of 2007 driven by lower volumes and higher material costs which were only partially offset by price increases implemented during the second and third quarter of 2008.

•	Net loss, inclusive of impairment charges of $40.0 million, was $48.2 million for the fourth quarter of 2008, down from net loss of $2.1 million in the fourth quarter of 2007.

•

EBITDA, inclusive of $40.0 million impairment charges, decreased to $(41.1) million. Adjusted EBITDA, excluding the impairment charges and other adjustments, was $1.3 million in the fourth quarter of 2008, down from $10.5 million in the fourth quarter of 2007.

Full Year Highlights

•	Sales for 2008 were $305.2 million, down 2.7% from 2007.

•

Gross margin declined approximately 520 basis points from 2007 driven by higher material costs and lower volumes which were only partially offset by price increases implemented in the second and third quarter of 2008.

•	Net loss, inclusive of impairment charges of $40.0 million, was $48.4 million for 2008, down from net income of $4.2 million for 2007.

•	Impacted by material costs and lower volumes, Adjusted EBITDA was $46.3 million in 2008, down 26.6% from $63.1 million in 2007.

•	At December 31, 2008, CPG had cash of $22.6 million and $19.2 million in available borrowings under its revolving credit facility.

Goodwill and Other Intangibles Impairment Charges

In conjunction with generally accepted accounting principles, CPG performed impairment tests of goodwill and other intangibles as of December 31, 2008. CPG’s audit committee concluded that an initial charge to goodwill and certain intangibles was required as a result of depressed market conditions. The non-cash impairment charges totaled approximately $40 million and are included in the Company’s fourth quarter financial results. The impairment charges are adjustments that do not affect CPG’s cash position, cash flow from operating activities, revolver availability or liquidity position.

Scott Harrison, Executive Vice President and Chief Financial Officer of CPG commented “The impairment charges result from the difficult economic environment we are in. We expect to finalize and, if necessary, update our goodwill impairment analysis in the first quarter of 2009. We believe that CPG has a capital structure in place that will enable the Company to not only manage through these difficult times with ample liquidity, but also position the Company for long term growth.”

EBITDA Guidance

(See the accompanying financial schedules for full financial details and a reconciliation of non-GAAP financial measures to their GAAP equivalents.)

CPG announced earnings guidance for 2009 with Adjusted EBITDA guidance of $40 million to $50 million. Mr. Harrison said “Although the demand environment continues to be challenging, we expect market share gains, increased efficiencies, and lower material costs to help offset softness in our end markets.”

Investor Call

CPG will hold an investor conference call to discuss Fourth Quarter 2008 financial results at 10 AM Eastern time, March 13, 2009. Eric Jungbluth, President and Chief Executive Officer and Scott Harrison, Executive Vice President and Chief Financial Officer, will host the call.

To access the conference call, please dial (866) 315-3365, and use conference ID code 86749876. An encore presentation will be available for one week after the completion of the call. In order to access the encore presentation, please dial (800) 642-1687 or (706) 645-9291, and use the conference ID code 86749876.

Forward-looking Statements

Statements in this investor release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance, guidance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to CPG on the date this release was submitted. CPG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to CPG’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, the commercial building industry, raw material prices, competition, the economy and the financial markets. CPG may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of CPG’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

About CPG International

Headquartered in Scranton, Pennsylvania, CPG International is a manufacturer of market-leading brands of highly engineered, premium, low-maintenance, building products for residential and commercial markets designed to replace wood, metal and other traditional materials in a variety of construction applications. The Company’s products are marketed under several brands including AZEK® Trim and Moulding, AZEK® Deck, AZEK® Rail, Santana Products, Comtec Industries, Capitol, EverTuff™, TuffTec™, Hiny Hider® and Celtec®, as well as many other brands. For additional information on CPG please visit our web site at www.cpgint.com.

Financial Schedules

CPG International Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2008 and December 31, 2007

(unaudited)

(dollars in thousands)

	December 31,	December 31,
	2008	2007
ASSETS:
Current assets:
Cash	$22,586	$9,608
Receivables:
Trade, less allowance for doubtful accounts of $1,660 and $1,243 in 2008 and 2007, respectively	17,404	30,712
Inventories	33,664	52,391
Deferred income taxes—current	2,579	8,321
Prepaid expenses and other	5,078	9,314
Total current assets	81,311	110,346
Property and equipment—net	93,451	92,693
Goodwill	260,004	288,084
Intangible assets —net	96,610	100,115
Deferred financing costs—net	7,345	8,605
Other assets	184	653
Total assets	$538,905	$600,496

LIABILITIES AND SHAREHOLDER’S EQUITY:
Current liabilities:
Accounts payable	$11,981	$27,474
Current portion of capital lease	1,988	1,415
Current portion of long-term debt obligations	5,250	—
Accrued interest	14,413	15,696
Accrued costs – Procell Acquisition	—	18,066
Accrued expenses	12,227	8,637
Total current liabilities	45,859	71,288
Deferred income taxes	34,640	45,425
Capital lease obligation—less current portion	5,005	5,411
Long-term debt—less current portion	302,010	278,107
Accrued warranty	3,853	3,107
Other liabilities	612	664
Commitments and contingencies
Shareholder’s equity:
Common shares, $0.01 par value: 1,000 shares authorized; 10 issued and outstanding at September 30,
2008 and December 31, 2007	—	—
Additional paid-in capital	211,989	200,733	*
Retained deficit	(52,593)	(4,239)	*
Note receivable – CP Holdings	(7,397)	—
Accumulated other comprehensive loss	(5,073)	—
Total shareholder’s equity	146,926	196,494
Total liabilities and shareholder’s equity	$538,905	$600,496

* Certain amounts presented herein as of December 31, 2007 have been adjusted to reflect the application of SFAS 123R to the Company’s Class B Unit plan.

CPG International Inc.

and Subsidiaries

Consolidated Statements of Operations

Three Months Ended December 31, 2008 and 2007

(dollars in thousands)

	Three	Three
	Months Ended	Months Ended
	December 31,	December 31,
	2008	2007
Net sales	$44,888	$59,650
Cost of sales	(39,947)	(44,142)
Gross margin	4,941	15,508
Selling, general and administrative expenses	(11,362)	(11,103	)*
Gain on sale of property	—	(21)
Impairment of goodwill and other intangibles	(40,000)	—
Operating (loss) income	(46,421)	4,384	*

Other income (expenses):
Interest expense	(8,582)	(8,601)
Interest income	152	288
Miscellaneous – net	30	59
Exchange rate difference	(215)	—
Total other expenses-net	(8,615)	(8,254)
Loss before income tax benefit	(55,036)	(3,870	) *
Income tax benefit	6,856	1,743
Net loss	$(48,180)	(2,127	) *

* Certain amounts presented herein for the three months ended December 31, 2007 have been adjusted to reflect the application of SFAS 123R to the Company’s Class B Unit plan.

CPG International Inc.

and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2008 and 2007

(dollars in thousands)

	Year Ended	Year Ended
	December 31,	December 31,
	2008	2007
Net sales	$305,240	$313,703
Cost of sales	(235,099)	(225,436)
Gross margin	70,141	88,267
Selling, general and administrative expenses	(50,623)	(47,242	)*
Gain on sale of property	—	422
Impairment of goodwill and other intangibles	(40,000)	—
Operating (loss) income	(20,482)	41,447	*

Other income (expenses):
Interest expense	(35,405)	(34,445)
Interest income	500	747
Miscellaneous – net	153	240
Exchange rate difference	(215)	—
Total other expenses-net	(34,967)	(33,458)
(Loss) income before income taxes	(55,449)	7,989	*
Income tax benefit (expense)	7,095	(3,760)
Net (loss) income	$(48,354)	$4,229	*

* Certain amounts presented herein for the twelve months ended December 31, 2007 have been adjusted to reflect the application of SFAS 123R to the Company’s Class B Unit plan.

CPG International Inc. and Subsidiaries

Calculation of Earnings before Interest, Taxes, Depreciation and Amortization

Three Months Ended December 31, 2008 and 2007

(unaudited)

(dollars in thousands)

	Three	Three
	Months Ended	Months Ended
	December 31,	December 31,
	2008	2007
Net loss	$(48,180)	$(2,127)
Interest expense, net	8,430	8,313
Income tax benefit	(6,856)	(1,743)
Depreciation and amortization	5,518	5,291
EBITDA	$(41,088)	$9,734

Reconciliation to Adjusted EBITDA:
EBITDA	$(41,088)	$9,734
Non-recurring items:
Impairment of goodwill and other intangibles	40,000	–
SFAS 141 inventory adjustment	1,505	–
Relocation and hiring costs	143	–
Severance costs	5	204
Management fee and expenses	388	388
Loss on sale of property	–	21
Non-cash compensation charge	15	169
Registration expenses related to Notes	71	–
Composatron non-recurring / acquisition costs	260	–
Adjusted EBITDA	$1,299	$10,516

CPG International Inc. and Subsidiaries

Calculation of Earnings before Interest, Taxes, Depreciation and Amortization

Years Ended December 31, 2008 and 2007

(unaudited)

(dollars in thousands)

	Year Ended	Year Ended
	December 31,	December 31,
	2008	2007
Net (loss) income	$(48,354)	$4,229
Interest expense, net	34,905	33,698
Income tax (benefit) expense	(7,095)	3,760
Depreciation and amortization	21,491	18,157
EBITDA	$947	$59,844

Reconciliation to Adjusted EBITDA:
EBITDA	$947	$59,844
Non-recurring items:
Impairment of goodwill and other intangibles	40,000	–
SFAS 141 inventory adjustment	1,505	–
Relocation and hiring costs	802	–
Settlement charges	26	500
Severance costs	171	1,009
Management fee and expenses	1,855	1,733
Gain on sale of property	–	(422)
Non-cash compensation charge	118	398
Registration expenses related to Notes	309	–
Composatron non-recurring / acquisition costs	606	73
Adjusted EBITDA	$46,339	$63,135